 Exhibit 10.1

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of , by and between Thumzup Media Corporation, a Nevada corporation

("Company"), and  , (the “Buyer”).

WHEREAS:

A.	The Company is an early-stage company with an unproven business plan to build an influencer community around a proprietary mobile app that will generate scalable word-of mouth posts and recommendations for advertisers on social media and in the pursuit of which the Company intends to connect advertisers with individuals who are willing to promote brands, products, and services online and offline. The Company is a reporting company under the 1934 Securities and Exchange Act, and files periodic and current reports with the Securities and Exchange Commission ("SEC") available for review on the SEC's web site (www.sec.gov). The Company's common stock is listed for trading on the OTC Markets under the trading symbol "TZUP".

B.	The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

C.	Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement,

____________________________________________________________ shares of Series A Preferred Convertible Voting Stock of the Company (“Series A Shares”) with the rights and preferences as set forth on the Certificate of Designation of the Series A Preferred Stock attached hereto as Exhibit “A” (the “Certificate of Designation”); and

D.	The Company concurrently with this Agreement shall enter into a Registration Rights Agreement with the Buyer for the securities issuable on conversion of the Series A Shares.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer severally (and not jointly) hereby agree as follows:

1.	Purchase of Series A Shares. On the Closing Date (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company

______________________________________ Series A Shares with the rights and preferences as set forth in the Certificate of Designation.

a.	Form of Payment. On the Closing Date (as defined below), (i) the Buyer shall pay

_________________________________for the Series A Shares to be issued and sold to it at the Closing (as defined below) (the “Purchase Price”) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Series A Shares, and (ii) the Company shall deliver such duly executed and authorized Series A Shares on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

b.	Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Series A Shares pursuant to this Agreement (the “Closing Date”) shall be 12:00 noon, Eastern Standard Time on or about September 23, 2022, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

2.	Buyer’s Representations and Warranties. The Buyer represents and warrants to the Company that:

a.	The Buyer has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized and this Agreement constitutes a valid and legally binding obligation of the Buyer, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

b.	The Buyer acknowledges its understanding that the offering and sale of the Series A Shares and the shares of common stock issuable upon conversion of the Series A Shares (such shares of common stock being collectively referred to herein as the “Conversion Shares” and, collectively with the Series A Shares, the “Securities”) is intended to be exempt from registration under the 1933 Act, by virtue of Rule 506(b) promulgated under the Securities Act of 1933, as amended, and the provisions of Regulation D promulgated thereunder. In furtherance thereof, the Buyer represents and warrants to the Company and its affiliates as follows:

i.      The Buyer realizes that the basis for the exemption from registration may not be available if, notwithstanding the Buyer’s representations contained herein, the Buyer is merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Buyer does not have any such intention.

ii.     The Buyer realizes that the basis for exemption would not be available if the offering is part of a plan or scheme to evade registration provisions of the 1933 Act or any applicable state or federal securities laws, except sales pursuant to a registration statement or sales that are exempted under the 1933 Act.

iii.    The Buyer is acquiring the Securities solely for the Buyer’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution of the Securities.

iv.    The Buyer has the financial ability to bear the economic risk of the Buyer’s investment, has adequate means for providing for its current needs and contingencies, and has no need for liquidity with respect to an investment in the Company.

v.     The Buyer and the Buyer’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Securities. The Buyer also represents it has not been organized solely for the purpose of acquiring the Securities.

vii. The Buyer (together with its Advisors, if any) has received all documents requested by the Buyer, if any, and has carefully reviewed them and understands the information contained therein, prior to the execution of this Agreement.

c.	The Buyer is not relying on the Company or any of its employees, agents, sub-agents or advisors with respect to the legal, tax, economic and related considerations involved in this investment. The Buyer has relied on the advice of, or has consulted with, only its Advisors.

d.	The Buyer has carefully considered the potential risks relating to the Company and a purchase of the Securities, and fully understands that the Securities are a speculative investment that involves a high degree of risk of loss of the Buyer’s entire investment. Among other things, the Buyer has carefully considered each of the risks described under the heading “Risk Factors” in the Company’s SEC filings.

e.	The Buyer will not sell or otherwise transfer any Securities without registration under the 1933 Act or an exemption therefrom, and fully understands and agrees that the Buyer must bear the economic risk of its purchase because, among other reasons, the Securities have not been registered under the 1933 Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the 1933 Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, the Buyer is aware that the Securities are “restricted securities,” as such term is defined in Rule 144, and they may not be sold pursuant to Rule 144 unless all conditions of Rule 144 are met or until the Securities are registered. The Buyer understands that any sales or transfers of the Securities are further restricted by state securities laws and the provisions of this Agreement.

f.	The Buyer and its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Buyer and its Advisors, if any.

g.	The Buyer represents and warrants that: (i) the Buyer was contacted regarding the sale of the Securities by the Company (or an authorized agent or representative thereof) with whom the Buyer had a prior substantial pre-existing relationship; and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Buyer did not: (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising; or (C) observe any website or filing of the Company with the SEC in which any offering of securities by the Company was described and as a result learned of any offering of securities by the Company.

h.	The Buyer has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

i.	The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

j.	Legends. The Buyer understands that until such time as the Securities have been registered under the 1933 Act or may be sold pursuant to an applicable exemption from registration, the Securities shall bear a restrictive legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE ISSUER OF SUCH SECURITIES RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY ACCEPTABLE TO THE ISSUER’S TRANSFER AGENT, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS."

k.	The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to an exemption from registration without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144, at the Deadline (as defined in the Certificate of Designation), it will be considered an Event of Default (as defined in the Certificate of Designation).

3.	Company’s Representations and Warranties. The Company represents and warrants to the Buyer that:

a.	Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

b.	Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Series A Shares and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Series A Shares, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

c.	Capitalization. As of September 21, 2022, the authorized capital stock of the Company consists of 90,000,000 authorized shares of Common Stock, $0.001 par value, of which there were 6,315,673 shares issued and 10,000,000 shares of authorized preferred stock with none issued and outstanding. All of such outstanding shares of capital stock of the Company, are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except for senior convertible notes in the aggregate principal amount of $215,000 placed by the Company during November 2020, with a due date in November 2022, that bear interest at eight percent per year and are convertible into shares of common stock at $0.11 per share (the "Senior Notes"), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) Except for the Company giving registration rights to 365,671 shares of Common sold at $1.50 in Q4 2021 and Q1 2022 and 193,502 shares Common sold at $3.00 in Q2 2022, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by transactions contemplated in this Agreement. The Company has furnished to the Purchasers true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof ("Articles of Incorporation"), the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company, including the Senior Notes, and the material rights of the holders thereof in respect thereto.

d.	Issuance of Securities. The Securities upon issuance will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

e.	No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and reservation for issuance of the Conversion Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation, as amended or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect (as defined herein)). The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. “Material Adverse Effect” means any material adverse effect on the business, operations, assets or financial condition of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

f.	SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). Upon written request the Company will deliver to the Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates or if amended, as of the dates of the amendments, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates or if amended, as of the dates of the amendments, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company is subject to the reporting requirements of the 1934 Act.

g.	Absence of Certain Changes. Since the filing of our quarterly report on form 10-Q on August 3, 2022, there have been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of the Company or any of its Subsidiaries.

h.	Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

i.	No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current, or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

j.	No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

4.	Covenants of the Company.

a.	Best Efforts. The Company shall use its commercially reasonable efforts to satisfy timely each of the conditions described in Section 7 of this Agreement.

b.	Registration Rights Agreement. The Company concurrently with this Agreement shall enter into the Registration Rights Agreement with the Buyer in the form attached hereto as Exhibit “B” (the "Registration Rights Agreement”).

c.	Form D; Blue Sky Laws. The Company agrees to timely make any filings required by federal and state laws as a result of the closing of the transactions contemplated by this Agreement.

d.	Use of Proceeds. All Proceeds, net of legal and other transactional expenses received from the sale of the Shares, shall be used for general corporate and working capital purposes and acquisitions of assets, software development, businesses or operations, or for other purposes that our board of directors, in its good faith, deems to be in the Company's best interest.

e.	Corporate Existence. So long as the Buyer beneficially owns any Series A Shares, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except with the prior written consent of the Buyer.

f.	Participation. During the period from the Closing until the date that is 18 months thereafter, Buyer shall have the right to participate with respect to (i) future equity or equity-linked securities, (ii) debt which is convertible into equity or (iii) debt which includes any equity component (the “Additional Securities”) on the same terms and conditions as offered by the Company to the other purchasers of such Additional Securities. Each time the Company proposes to offer any Additional Securities, the Company shall make an offering of such Additional Securities to Buyer in accordance with the above.

g.	Investor Rights. During the period from the Closing until the date that is 18 months thereafter, neither the Company nor its Subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future investors in the Company or any of its Subsidiaries that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Buyer by this Agreement, unless, in any such case, the Buyer has been provided with such rights and benefits by the Company.

i.    Breach of Covenants. If the Company breaches any of the covenants set forth in this Section 4, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered a breach of the Company’s obligations under the Certificate of Designation.

j.    Failure to Comply with the 1934 Act/Negative Designation Removal. So long as the Buyer beneficially owns any Series A Shares, the Company shall comply with the reporting requirements of the 1934 Act; the Company shall continue to be subject to the reporting requirements of the 1934 Act; and, if OTCMarkets.com designates the Company as “Caveat Emptor” or “Shell Risk” (collectively, “Negative Designation”), the Company shall immediately cause OTCMarkets.com to remove such designation (any Negative Designation shall in any case be removed from OTC Markets within five (5) days or such failure shall be considered an event of default under the Certificate of Designation and a breach of this Agreement.

k.   Trading Activities. Neither the Buyer nor its affiliates has an open short position in the common stock of the Company and the Buyer agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the common stock of the Company.

l.    The Buyer is Not a “Dealer”. The Buyer and the Company hereby acknowledge and agree that solely with respect to the transactions contemplated by this agreement and services, if any, provided by the Buyer to the Company, the Buyer has not: (i) acted as an underwriter; (ii) acted as a market maker or specialist; (iii) acted as “de facto” market maker; (iv) conducted any other professional market activities such as providing investment advice, extending credit and lending securities in connection; or (v) engaged in the business of buying and selling securities of the Company; and thus that the Buyer is not a “Dealer” as such term is defined in the 1934 Act.

5.	Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Buyer or its nominee, for the Conversion Shares in such amounts as specified from time to time by the Buyer to the Company upon conversion of the Series A Shares in accordance with the terms of the Certificate of Designation (the “Irrevocable Transfer Agent Instructions”). In the event that the Company proposes to replace its transfer agent, the Company shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserve shares of common stock in the Reserved Amount (as defined in the Certificate of Designation) signed by the successor transfer agent to Company and the Company. Prior to registration of the Conversion Shares under the 1933 Act or the date on which the Conversion Shares may be sold pursuant to an exemption from registration, all such certificates shall bear the restrictive legend specified in Section 2(j) of this Agreement. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Certificate of Designation; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing)(electronically or in certificated form) any certificate for Conversion Shares to be issued to the Buyer upon conversion of or otherwise pursuant to the Certificate of Designation or this Agreement as and when required by thereby; and (iii) it will not fail to remove (or direct its transfer agent not to remove or impair, delay, and/or hinder its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to the Buyer upon conversion of the Series A Shares of or otherwise pursuant to the Certificate of Designation or this Agreement as and when required thereby. If the Buyer provides the Company and the Company’s transfer, at the cost of the Buyer, with an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.	Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Series A Shares to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a.	The Buyer shall have executed this Agreement and delivered the same to the Company.

b.	Buyer shall have delivered the Purchase Price in accordance with Section 1 of this Agreement.

c.	The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

d.	No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.	Conditions to The Buyer’s Obligation to Purchase. The obligation of the Buyer hereunder to purchase the Series A Shares at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

a.	The Buyer shall have executed this Agreement and delivered the same to the Company.

b.	The Company shall have delivered to the Buyer the Series A Shares by way of book entry as confirmed by the Company’s transfer agent in accordance with Section 1(b) above.

c.	The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.

d.	The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, but not limited to certificates with respect to the Board of Directors’ resolutions relating to the transactions contemplated hereby.

e.	No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

f.	No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including, but not limited, to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

g.	The Company’s transfer agent shall be engaged to act as the transfer agent for the Series A Preferred Shares.

h.	The Certificate of Designation shall be properly authorized and filed with the Secretary of State of the State of Nevada and declared effective.

8.	Governing Law; Jurisdiction. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, without regard to its conflicts of laws rules. The Company hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Superior Court of the State of California, sitting in Los Angeles, California and of the United States District Court of the Central District of California, and any California appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment relating thereto or arising therefrom, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be exclusively heard and determined in such California State court or, to the extent permitted by applicable law, in such California federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement or otherwise shall affect any right that Purchasers may otherwise have to bring any action or proceeding relating to this Agreement against Company or its properties in the courts of any jurisdiction. Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or Registration Rights Agreement in any court referred to in this Section 7. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of any purported inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to this Agreement, in the manner provided for notices (other than telecopy or email) herein. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

9.	Miscellaneous.

a.	Entire Agreement. This Agreement and the Registration Rights Agreement and the instruments referenced herein constitute the entire agreement between the parties hereto with respect to the subject matter contained herein and therein and supersede all prior or contemporaneous agreements, representations and understandings of the parties, express or implied, oral or written. This Agreement may not be amended or modified in any way except in a writing signed by each of the parties hereto. Company may not assign its obligations under this Agreement without the prior written consent of Purchasers, which may be granted, conditioned, or withheld in Purchasers' sole discretion. All provisions herein shall be construed in all cases as a whole according to their fair meaning, neither strictly for nor against either Company or Purchasers and without regard for the identity of the party preparing the same. Company agrees to cooperate in good faith with Purchasers and its agents and representatives in all aspects of accomplishing the intent of this Agreement, including but not limited to signing additional documents and taking other actions as may be reasonably necessary or proper for such purpose. No agency, partnership, joint venture or other relationship is intended hereby, and no Party shall be deemed the agent, servant, employee, partner or joint venturer of any other Party. Company and Purchasers shall not, in any way or for any reason be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venturer. Any date that falls on a legal holiday or weekend shall not be extended until the next business day. Without limiting Purchasers' rights or remedies provided herein or available at law or in equity, the term of this Agreement shall extend until all Company performs all obligations that are required under this Agreement.

b.	This Agreement shall be deemed to be jointly drafted by the Company and the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

c.	If any provision of this Agreement, or any other agreement or instrument delivered in connection herewith, is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement, or any other agreement, certificate, instrument, or document contemplated hereby or thereby.

d.	This Agreement, the Registration Rights Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor to any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement or any agreement or instrument contemplated hereby may be waived or amended other than by an instrument in writing signed by a Purchaser.

e.	This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Purchasers and their successors and assigns. Each transferee of the Purchasers must be an "Accredited Investor" under the federal securities laws.

f.	This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

g.	The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of any of the Purchasers. The Company agrees to indemnify and hold harmless the Purchasers and all their officers, directors, employees and agents for loss or damage arising from or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

h.	The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

i.	The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

j.	In consideration of the Purchasers' execution and delivery of this Agreement and acquiring the Shares hereunder, and in addition to all of the Company's other obligations under this Agreement or the Senior Notes, the Company shall defend, protect, indemnify and hold harmless the Purchasers and their respective stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions. contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, , (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement, , or (ii) the status of the Purchaser or holder of the Shares as an investor in the Company pursuant to the transactions contemplated by this Agreement.

k.	No failure or delay on the part of the Purchaser in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of the Purchaser existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

l.	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

m.	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

n.	Remedies. Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, each party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the other party of the provisions of this Agreement, that the non-breaching party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required

o.	Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, email, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first (1st) business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received); (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur; or (c) if delivered by e-mail, upon acknowledgment of receipt by recipient. The addresses for such communications shall be

If to Company: Thumzup Media Corporation Attn: Robert Steele, CEO [ADDRESS] [EMAIL] [PHONE] [FAX]	If to Buyer: See address below
With a copy to:	With a copy to:

Each party shall provide notice to the other party of any change in address.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

For Company: Thumzup Media Corporation, A Nevada corporation _____________________________ By: Robert Steele Its: CEO	For Buyer: By: _______________________________ Name: _______________________________ Address: